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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of United Community Banks, Inc. on Form S-4 of our report dated April 7, 2004, appearing in the prospectus, which is part of this Registration Statement, relating to the financial statements of Eagle National Bank for the years ended December 31, 2003 and 2002 appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

                      /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
September 22, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM